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                                                                    EXHIBIT 23.4



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR



    I, Katherine Hensley, hereby consent to being named in the Registration Statement on Form S-4 of Price Enterprises, Inc. as a person about to become a director of Price Enterprises, Inc.



Dated: October 28, 1994



                                                /s/_KATHERINE L. HENSLEY


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                                                   Katherine L. Hensley